Joint Filer Information

Title of Security:	Common Stock
Issuer & Ticker Symbol:	Morgan’s Foods, Inc. (MRFD)
Designated Filer:	Black Horse Capital Management LLC
Other Joint Filers:	Black Horse Capital LP (“Black Horse Capital Fund”) Black Horse Capital (QP) LP (“Black Horse QP Fund”) Black Horse Capital Master Fund Ltd. (“Black Horse Offshore Fund”) Dale Chappell
Addresses:
The address of each of Black Horse Capital Fund, Black Horse QP Fund and Mr. Chappell is 338 S. Sharon Amity Road, #202, Charlotte, North Carolina 28211.

The address of Black Horse Offshore Fund is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

Signatures:

Dated:  March 21, 2011

BLACK HORSE CAPITAL LP
By: Black Horse Capital Management LLC,
As General Partner

By:  /s/ Dale Chappell
                    Dale Chappell, Managing Member

BLACK HORSE CAPITAL (QP) LP
By: Black Horse Capital Management LLC,
As General Partner

By:  /s/ Dale Chappell
                    Dale Chappell, Managing Member

BLACK HORSE CAPITAL MASTER FUND LTD.

By:  /s/ Dale Chappell
              Dale Chappell, Director

/s/ Dale Chappell
      Dale Chappell